                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-81212, Form S-3 No. 33-92032, Form S-3 No. 33-92978, Form S-3
No. 333-4880, Form S-8 No. 333-13779, Form S-8 No. 333-17959, Form S-8 No.
333-24405 and Form S-8 No. 333-26561) of Norris Communications, Inc. and in the related Prospectuses of our Independent Auditor's Report dated June 13, 1997, with respect to the consolidated financial statements of Norris Communications, Inc. and subsidiary included in the Annual Report (Form 10-KSB) for the year ended March 31, 1997.





Vancouver, Canada,
June 25, 1997                          /s/ ERNST & YOUNG
                                       Chartered Accountants





                                       76